UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 18, 2022

Assure Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-40785	82-2726719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7887 East Belleview Avenue, Suite 500 Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 720-287-3093

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IONM	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

On October 18, 2022, at a meeting of the Nomination and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Assure Holdings Corp. (the “Company”), the Committee reviewed recent alleged violations of the Company’s Code of Business Conduct and Ethics (the “Code”) by Mr. Preston Parsons, a director of the Company, regarding unauthorized and unsolicited communications with a stockholder of the Company. Upon review, the Committee determined that the nature of the communication and the items discussed by Mr. Parsons violated the Code and harmed the reputation of the Company.  Therefore, on October 19, 2022, the Committee delivered a letter to Mr. Parsons detailing the violations of the Code as determined in the judgment of the Committee and requested that Mr. Parsons resign from the Board immediately. As of the date hereof, Mr. Parsons has not responded to the Committee’s request or otherwise communicated with the Committee on the request for resignation and remains a director of the Company.

This follows an earlier action on August 31, 2022, where at a meeting of the Board, the Committee reported to the Board that the Committee had reviewed recent news that Mr. Preston Parsons had transferred his personal residence into a limited liability company, which the Committee understands has Mr. Parsons’ residence as its only asset, and immediately following such transfer, the limited liability company filed a voluntary bankruptcy petition in response to pre-foreclosure proceedings on the residence by a lender of Mr. Parsons. Mr. Parsons did not personally file for bankruptcy. The Committee concluded that the cumulative effect of the above actions of Mr. Parsons in combination with several previously considered past actions gave rise to the appearance of a lack of judgment and raised doubts regarding Mr. Parsons’ ability to continue to act in the best interests of the Company and in accordance with the Company’s Code. Therefore, the Committee requested that Mr. Parsons resign from the Board immediately. Mr. Parsons disagreed with the Committee’s conclusion and declined to resign from the Board.

Item 9.01  Exhibits

Exhibit No.Name

104Cover Page Interactive Data File (formatted in Inline XBRL and included as Exhibit 101).

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURE HOLDINGS CORP.

Date: October 24, 2022	By:	/s/ John Price
	Name:	John Price
	Title:	Chief Financial Officer